Exhibit 99.1

SmartRent Reports Third Quarter 2022 Results

Delivered Record Total Revenue of $47.5 million, an Increase of 12% Over Prior Quarter

Updates on 2022 guidance

Scottsdale, Ariz., November 10, 2022 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and smart building automation for residents, property owners, managers, developers, and homebuilders, today reported financial results for the three months and nine months ended September 30, 2022. Management is hosting an investor call to discuss results today, November 10, 2022, at 4:30 pm Eastern Time.

Financial and Business Highlights for the Third Quarter 2022

The Company realized notable milestones in the third quarter that speak to the scalability of its strategy, including achieving 500,000 Units Deployed, a first in the industry. It also reported record revenue, exceeding the prior quarter’s guidance, and double-digit adjusted EBITDA growth. These results are further augmented by achieving an all-time high in committed units, with over 800,000 units expected to come onto the SmartRent platform in the next two years.

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Record total revenue of $47.5 million, up 12% quarter-over-quarter and up 35% year-over-year
•
SaaS ARR of $31.8 million, up 4% quarter-over-quarter and up 264% year-over-year
•
Net loss of $(26.0) million, down 1% quarter-over-quarter and up 3% year-over-year
•
Adjusted EBITDA of $(17.6) million, up 11% quarter-over-quarter and down 9% year-over-year

Management Commentary

“SmartRent is the proven smart home solutions industry leader, and the results we achieved in the third quarter further solidify our position. Our performance, which exceeded prior-quarter guidance expectations, record level of committed units, and an all-time high demand for our solutions show a bright future,” said Lucas Haldeman, CEO of SmartRent. “As global supply chain challenges ease, we are well positioned to continue delivering strong results on our path to profitability.”

Third Quarter 2022 Results

Total revenue increased 12% to $47.5 million in the quarter from $42.4 million in the second quarter of 2022 and set a new SmartRent record for quarterly revenue. This marks the third consecutive quarter that SmartRent has delivered record quarterly revenue.

The increase in total revenue was driven by hardware and hosted services revenue growth of 28% and 8%, respectively. Those increases were offset in part by an 18% decrease in professional services revenue due to lower Units Deployed during the quarter. As the opportunity to upsell and cross-sell ancillary products grows, SmartRent’s business is becoming less dependent on new unit growth alone. This is evidenced by 19% sequential growth in average revenue per unit (ARPU) per shipped unit of hardware to $525 from $441. SaaS revenue increased 4% to $8.0 million in the quarter from $7.6 million in the second quarter of 2022. SaaS ARPU, excluding SightPlan, grew 6% sequentially to $3.50 from $3.29 on more than 504,000 Total Units Deployed.

Total cost of revenue in the quarter was $46.3 million as compared to $41.4 million in the second quarter of 2022. SmartRent improved its gross margin to 2.5% for the quarter compared to 2.3% in the previous quarter. Hardware gross margins turned positive at 4.7% from (0.3)% while hosted services gross margins improved to 51.2% from 48.7%. As anticipated, gross margins for professional services decreased as a result of fewer Units Deployed during the third quarter.

Operating expenses decreased 1% to $27.8 million in the quarter from $28.0 million in the prior period. Net loss was $(26.0) million in the quarter as compared to $(25.6) million in the second quarter of 2022. Adjusted EBITDA was $(17.6) million for the quarter, as compared to $(19.8) million in the prior period and $(23.1) million in the first quarter of 2022. As a result of record revenue and improved gross margins, Adjusted EBITDA has improved by more than $5 million compared to the first quarter of 2022.

The Company ended the quarter with approximately $128.2 million of deferred revenue on its balance sheet, up 2% from $125.4 million as of June 30, 2022, reflecting growth in the Company’s Deployed Units. The Company expects to recognize 49% of its deferred revenue within the next 12 months.

Financial Outlook

“We are confident in our ability to meet the milestones and financial targets we set for this year and are narrowing our previous full year 2022 guidance for revenues and Units Deployed toward the high end of the range. We reaffirm Adjusted EBITDA guidance. We are executing on our strategic objectives and are reaffirming our path to intra-quarter profitability in 2023”, commented Hiroshi Okamoto, Chief Financial Officer of SmartRent.

Fourth Quarter 2022 Guidance

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Total Revenue of $38 to $53 million.
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Units Deployed of 35,000 to 55,000.

Full-Year 2022 Guidance

•
Total Revenue of $165 to $180 million from prior guidance of $155 to $180 million.
•
Adjusted EBITDA of $(75) to $(70) million.
•
Units Deployed of 200,000 to 220,000 from prior guidance of 190,000 to 220,000.

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Conference Call Information

SmartRent is hosting a conference call today, November 10, 2022, at 4:30p.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here.

A live webcast can be accessed on the Events and Presentations section of SmartRent’s website.

SMARTRENT, INC.

Consolidated Statements of Operations AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenue
Hardware	$ 26,683	$ 22,025	$ 69,692	$ 48,452
Professional services	7,478	8,180	23,510	15,345
Hosted services	13,341	4,927	34,068	12,172
Total revenue	47,502	35,132	127,270	75,969

Cost of revenue
Hardware	25,417	24,565	68,226	49,222
Professional services	14,386	14,115	43,668	25,849
Hosted services	6,516	3,240	17,949	7,817
Total cost of revenue	46,319	41,920	129,843	82,888

Operating expense
Research and development	7,610	6,881	22,086	14,057
Sales and marketing	4,901	4,948	16,202	9,094
General and administrative	15,337	7,910	41,120	15,673
Total operating expense	27,848	19,739	79,408	38,824

Loss from operations	(26,665)	(26,527)	(81,981)	(45,743)

Interest income (expense), net	506	(57)	747	(199)
Other income (expense), net	290	(58)	566	69
Loss before income taxes	(25,869)	(26,642)	(80,668)	(45,873)

Income tax (expense) benefit	(81)	(43)	5,735	(130)
Net loss	(25,950)	(26,685)	(74,933)	(46,003)
Other comprehensive loss
Foreign currency translation adjustment	(493)	(69)	(1,083)	(134)
Comprehensive loss	$ (26,443)	$ (26,754)	$ (76,016)	$ (46,137)
Net loss per common share
Basic and diluted	$ (0.13)	$ (0.31)	$ (0.38)	$ (1.31)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	196,486	85,273	195,090	35,181

SMARTRENT, INC.

Consolidated BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$ 210,112	$ 430,841
Restricted cash, current portion	6,810	1,268
Accounts receivable, net	64,085	45,486
Inventory	61,258	33,208
Deferred cost of revenue, current portion	12,501	7,835
Prepaid expenses and other current assets	8,776	17,369
Total current assets	363,542	536,007
Property and equipment, net	1,981	1,874
Deferred cost of revenue	24,048	18,334
Goodwill	117,889	12,666
Intangible assets, net	32,168	3,590
Other long-term assets	11,510	7,212
Total assets	$ 551,138	$ 579,683

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 5,474	$ 6,149
Accrued expenses and other current liabilities	28,522	22,234
Deferred revenue, current portion	63,840	42,185
Total current liabilities	97,836	70,568
Deferred revenue	64,329	53,412
Other long-term liabilities	7,104	6,201
Total liabilities	169,269	130,181

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 50,000 and 50,000 shares authorized as of September 30, 2022 and December 31, 2021; no shares of preferred stock issued and outstanding as of September 30, 2022 and December 31, 2021	-	-

Stockholders' equity
Common stock, $0.0001 par value; 500,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 198,260 and 193,864 shares issued and outstanding as of September 30, 2022 and December 31, 2021	20	19
Additional paid-in capital	612,459	604,077
Accumulated deficit	(229,536)	(154,603)
Accumulated other comprehensive (loss) income	(1,074)	9
Total stockholders' equity	381,869	449,502
Total liabilities, convertible preferred stock and stockholders' equity	$ 551,138	$ 579,683

SMARTRENT, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	For the nine months ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (74,933)	$ (46,003)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,876	303
Amortization of debt discount	-	12
Asset Impairment	2,441	-
Non-employee warrant expense	289	647
Provision for warranty expense	-	5,928
Non-cash lease expense	1,050	327
Stock-based compensation related to acquisition	607	607
Stock-based compensation	10,011	4,555
Compensation expense related to acquisition	3,450	-
Change in fair value of earnout related to acquisition	344	-
Deferred tax benefit	(5,889)	-
Non-cash interest expense	72	-
Provision for excess and obsolete inventory	16	50
Provision for doubtful accounts	196	122
Change in operating assets and liabilities
Accounts receivable	(17,582)	(12,260)
Inventory	(28,379)	(5,010)
Deferred cost of revenue	(10,380)	(5,995)
Prepaid expenses and other assets	3,009	(18,029)
Accounts payable	(331)	5,110
Accrued expenses and other liabilities	30	(1,925)
Deferred revenue	31,955	30,170
Lease liabilities	(902)	(354)
Net cash used in operating activities	(82,050)	(41,745)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	(128,953)	-
Purchase of property and equipment	(802)	(851)
Payment for loan receivable	-	(2,000)
Net cash used in investing activities	(129,755)	(2,851)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan	-	(1,251)
Proceeds from warrant exercise	3	5
Proceeds from options exercise	188	-
Proceeds from ESPP purchases	1,125	-
Taxes paid related to net share settlements of stock-based compensation awards	(3,769)	-
Convertible preferred stock issued	-	35,000
Payments of convertible stock transaction costs	-	(207)
Proceeds from business combination and private offering	-	500,628
Payments for business combination and private offering transaction costs	(70)	(55,644)
Net cash (used in) provided by financing activities	(2,523)	478,531
Effect of exchange rate changes on cash and cash equivalents	(859)	(51)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(215,187)	433,884
Cash, cash equivalents, and restricted cash - beginning of period	432,604	38,618
Cash, cash equivalents, and restricted cash - end of period	$ 217,417	$ 472,502

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 210,112	$ 472,502
Restricted cash, current portion	6,810	-
Restricted cash, included in other long-term assets	495	-
Total cash, cash equivalents, and restricted cash	$ 217,417	$ 472,502

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures, as defined below by SmartRent, may be determined, or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided below, and investors are encouraged to review the reconciliations.

SmartRent is not providing a quantitative reconciliation of Adjusted EBITDA included in its 2022 financial outlook above, in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, SmartRent is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, SmartRent cautions investors that actual results could differ materially from these non-GAAP financial projections.

As detailed in the reconciliations below, the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

EBITDA and Adjusted EBITDA: SmartRent defines EBITDA as net income or loss computed in accordance with GAAP before the following items: interest expense, income tax expense, and depreciation and amortization. SmartRent defines Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates, warranty provisions for battery deficiencies, asset impairment and non-recurring expenses in connection with acquisitions. Management uses EBITDA and Adjusted EBITDA to identify certain expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in its business.

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(amounts in thousands)	2022	2021	2022	2021
Net loss	$ (25,950)	$ (26,685)	$ (74,933)	$ (46,003)
Interest income, net	(506)	57	(747)	199
Provision for income taxes	81	43	(5,735)	130
Depreciation and amortization	1,240	130	2,876	303
EBITDA	(25,135)	(26,455)	(78,539)	(45,371)
Stock-based compensation	3,272	4,307	10,618	5,162
Non-employee warrant expense	51	248	289	647
Compensation expense in connection with acquisitions	1,341	-	3,450	-
Other non-recurring acquisition expenses	405	-	1,144	-
Asset impairment	2,441		2,441
Loss on warranty accrual	-	5,700	-	5,700
Adjusted EBITDA	$ (17,625)	$ (16,200)	$ (60,597)	$ (33,862)

Definitions of Key Operating Metrics

SmartRent regularly monitors several operating and financial metrics to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. SmartRent’s key operating metrics may not provide accurate predictions of future GAAP financial results.

▪
Total Units Deployed is defined as the aggregate number of Hub Devices that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.
▪
Units Deployed is defined as the aggregate number of Hub Devices that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.
▪
Committed Units is defined as the aggregate number of Hub Device units that are subject to binding orders from customers together with units that existing customers who are parties to a SmartRent master services agreement have informed us (on a non-binding basis) that they intend to order in the future for deployment within two years of the measurement date. The Company tracks the number of Committed Units to assess the general health and trajectory of its business and to assist in its longer-term resource analysis.
▪
Units Booked is defined as the aggregate number of Hub Device units associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.
▪
Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws which address SmartRent’s expected future business and financial performance, and may contain words such as "estimate," "expect," "anticipate," "intend," "may," "will" or similar expressions. While SmartRent’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve risks that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, SmartRent’s ability to execute its business strategy; anticipate uncertainties inherent in the development of new business lines and business strategies; successfully manage and ensure that suppliers produce quality products and services on a timely basis in sufficient quantity; and successfully pursue, defend, resolve or anticipate the outcome of pending or future legal proceedings, recall claims, and government inquiries; and manage operational risks associated with the COVID-19 pandemic. These and other risks and uncertainties are described under the heading “Risk Factors” in SmartRent’s Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available at www.smartrent.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. SmartRent assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a recognized enterprise property technology leader designed by and for real estate operators. The company’s comprehensive product suite, comprised of smart home building hardware and cloud-based SaaS solutions, provides seamless visibility and control over real estate assets. Its subsidiary, SightPlan, specializes in workflow management solutions that automate the property lifecycle. SmartRent and SightPlan’s robust, end-to-end enterprise platform increases efficiencies, delivers cost savings and additional revenue opportunities, and elevates user experiences.

SmartRent periodically provides information for investors on its corporate website, www.smartrent.com, and its investor relations website, investors.smartrent.com. SmartRent intends to use its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor SmartRent’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.

Investor Contact

Annalise Lasater – VP, Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez – Director, Corporate Communications

media@smartrent.com